UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2006 friendlyway Corporation
(Exact name of Registrant as Specified in its Charter)

Nevada	0-20317	88-0270266
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

1255 Battery Street, Suite 200
San Francisco, California 94111
(Address of Principal Executive Offices including Zip Code)

(415) 288-3333
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets

On May 2, 2006, friendlyway Corporation (the “Company”) completed the acquisition of Pantel Systems, Inc., a Nevada corporation, pursuant to a Share Exchange Agreement (the “Agreement”) dated April 27, 2006 with Pantel Systems, Inc. and Kenneth J. Upcraft, its sole stockholder. The Business provides e-Banking kiosks systems and services to its customers. Under the terms of the Agreement, Mr. Upcraft has exchanged all of his shares of capital stock of Pantel Systems, Inc. for 20,000,000 shares of common stock of the Company, of which 5,000,000 shares are being held in escrow pursuant to the terms of an Escrow Agreement among the parties.

As of the date of this amended Form 8K/A filing, no shares of common stock have been issued to consummate the acquisition of Pantel. Additionally, the previously reported escrow shares of 5,000,000 of the 20,000,000 shares of the Registrant’s common stock have also not been delivered and the sole shareholder of Pantel have determined that, when issued, an aggregate of 8,600,000 shares will be escrowed rather than the originally announced 5,000,000 shares.

Predicated upon the foregoing, the Registrant deems the initial report on Form 8-K filed on May 3, 2006, to have been amended in such manner that a material definitive agreement with the shareholder of Pantel was not entered into until the date of the filing of this amended Form 8K/A. Therefore, pursuant to Item 9.01 of Form 8-K, the financial statements required to be filed not later than 71 calendar days subsequent to the filing of a material definitive agreement are deemed by the Registrant to be required to be filed on or before September 20, 2006.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) On May 16, 2006, today announced the appointment of David Lott as Chairman of the Board. Lott, with 20 years experience in business development and management in both the private and public sector, has been a mainstay in the digital signage industry since founding Limelight Media Group, Inc. in 1999. He held the position of Chairman and Chief Executive Officer of the public company, until June 2005, when he orchestrated Limelight’s acquisition of Impart, Inc., creating Impart Media Group. Lott remained as CEO of Impart during the integration of the combined companies until his recent departure in March 2006.

(b) Concurrently with the appointment of Mr. Lott, Alexander von Welczeck has resigned as the Company’s Chief Executive Officer.

(c) Effective July 11, 2006, Henry C. Lo has resigned as the Company’s Chief Financial Officer. Resigned because he believed this position should be based out of the corporate office in Colorado Springs. In June 2006, friendlyway Corporation relocated its corporate office from San Francisco to Colorado Springs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRIENDLYWAY CORPORATION

(Registrant)

Dated: July 12, 2006	By: /s/ Kenneth J. Upcraft

Kenneth J. Upcraft
President and Chief Executive Officer

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INDEX TO EXHIBITS

Exhibits

99.1	Press release dated May 16, 2006

99.2	Resignation letter of Henry C. Lo dated July 11, 2006